EXHIBIT 10.47

EXECUTION COPY

AMENDMENT NO. 3 TO THE CONTRIBUTION AGREEMENT

THIS AMENDMENT NO. 3 TO THE CONTRIBUTION AGREEMENT, made this 30th day of August, 2010 (this “Amendment”), is made by and among Simon Property Group, Inc., a Delaware corporation (“Parent REIT”), Simon Property Group, L.P., a Delaware limited partnership (“Parent OP”), Marco Capital Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent OP (“Parent Sub,” and together with Parent REIT and Parent OP, the “Parent Parties”), Lightstone Prime, LLC, a Delaware limited liability company (“Lightstone Prime”) (solely in its capacity as the Representative), and Prime Outlets Acquisition Company LLC, a Delaware limited liability company (the “Company”).  Except as expressly set forth in this Amendment, all capitalized terms used herein shall have the meanings ascribed to them in the Contribution Agreement.

WITNESSETH:

WHEREAS, the parties hereto and certain of their affiliates have entered into that certain Contribution Agreement, dated as of December 8, 2009, Amendment No. 1 thereto dated as of May 13, 2010, and Amendment No. 2 thereto dated as of June 28, 2010 (such Contribution Agreement, including Amendment No. 1 and Amendment No. 2 thereto, as further amended from time to time, the “Contribution Agreement”);

WHEREAS, in accordance with Section 7.1(b) of the Contribution Agreement, the Parent Parties and the Company have agreed to amend the Contribution Agreement to provide that (i) Prime Manager will transfer to the Company, without payment of any additional consideration, the assets of Prime Manager (including specified Contracts) relating to the operation of any of the Group Companies or their properties, (ii) the Company will assume the liabilities of Prime Manager under the specified Contracts assigned to the Company other than retained liabilities (which will include any liabilities under such Contracts to Prime Manager or any of the Contributors), and (iii) the Company shall distribute pro rata to its members all of the ownership interests owned by the Company in Prime Manager;

WHEREAS, in accordance with Section 9.3 of the Contribution Agreement, which provides that, among other things, the Contribution Agreement may be amended or modified by a written agreement executed and delivered by duly authorized officers of Parent REIT, Parent OP, Parent Sub, the Company and the Representative, the parties hereto desire to enter into this Amendment to amend the Contribution Agreement; and

WHEREAS, pursuant to Section 11.1 of the Contribution Agreement, the Representative is authorized to execute this Amendment on behalf of the Contributors, which Amendment will thereupon be binding upon the Contributors.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.          Definitions.

(a)        The following definitions in Section 1.1 of the Contribution Agreement are hereby amended and restated in their entirety to read as set forth below:

“Aggregate Consideration Value” means (i) the Enterprise Value, increased by (ii) the Net Working Capital Adjustment (if a positive number), decreased by (iii) the absolute value of the Net Working Capital Adjustment (if a negative number), decreased by (iv) the amount of Closing Date Funded Indebtedness, decreased by (v) the Company Transaction Expenses, increased by (vi) the amount of Paid Post-Signing Allowances and Commissions, decreased by (vii) the Minority Cash Amount.  For the avoidance of doubt, no item (or element thereof) shall be included more than once in any of the foregoing clauses in the calculation of the Aggregate Consideration Value.  For illustrative purposes, attached as Schedule 1.1(A) is a hypothetical calculation of the Aggregate Consideration Value.

“Company Transaction Expenses” means, without duplication, (i) the expenses of the Group Companies incurred in connection with the negotiation and consummation of this Agreement and the other Transaction Documents (or any alternative transaction) that are either payable as of immediately prior to, at or after the Closing or that are contingent upon the consummation of the Contemplated Transactions, including attorney fees, financial advisor fees, accountant fees, and including, for the avoidance of doubt, the fees and expenses of the Persons set forth on Schedule 1.1(C), (ii) the Company Consent Fees, (iii) the Company Transaction Taxes and (iv) the Severance, Employment and Shut-Down Costs; provided, that in each case, that Company Transaction Expenses shall not include any Unpaid Post-Signing Allowances and Commissions.

“Contemplated Transactions” means the Contributions and the other transactions contemplated by this Agreement and the other Transaction Documents (but not including any of the Entity Distributions or the Prime Manager Transfer).

“Enterprise Value” means two billion, one hundred sixty three million dollars ($2,163,000,000) (equal to (i) two billion, one hundred forty eight million dollars ($2,148,000,000) (the Enterprise Value in Amendment No. 2) plus (ii) fifteen million dollars ($15,000,000)).

“Estimated Aggregate Consideration Value” means a good faith estimate of the Aggregate Consideration Value prepared by the Company.  In connection with determining the Estimated Aggregate Consideration Value, the Company (a) shall use the actual Enterprise Value and the actual Minority Cash Amount and (b) shall estimate the amount of (i) the Net Working Capital Adjustment, (ii) the Paid Post-Signing Allowances and Commissions, (iii) the Closing Date Funded Indebtedness, and (iv) Company Transaction Expenses.

“Excluded Liabilities” means any Loss, as such term is defined in Section 10.2(a), incurred by Parent OP or its Affiliates (including the Group Companies) after the Closing as a result of (i) the conduct of business by Grand Prairie, Livermore, Prime Development or any of their respective Subsidiaries prior to Closing, including construction, development and leasing activities and any debt obligations, guarantees of debt or completion of construction guarantees of Grand Prairie, Livermore, Prime Development or any of their respective Subsidiaries; (ii) the ownership by Grand Prairie, Livermore, Prime Development or any of their respective Subsidiaries as of Closing of any real property; and (iii) the items set forth on Schedule 1.1(G); provided, that “Excluded Liabilities” shall not include (i) any Loss incurred by Parent OP or its Affiliates (including the Group Companies) to the extent arising as a result of any of the Entity Distributions or the Prime Manager Transfer or from any liabilities of Prime Manager which are assumed by the Company pursuant to the Prime Manager Transfer or (ii) any Excluded Grand Prairie Guarantee Liabilities.

“Funded Indebtedness” means, as of any time, without duplication, the outstanding principal amount of, and accrued and unpaid interest on, any obligations of any Group Company consisting of (a) indebtedness for borrowed money, whether secured or unsecured, or indebtedness issued in substitution or exchange for borrowed money or for the deferred purchase price of property or services (but excluding any trade payables and accrued expenses arising in the ordinary course of business and included in the calculation of current liabilities for purposes of Net Working Capital), (b) indebtedness evidenced by any note, bond, debenture or other debt security, (c) obligations under any interest rate, currency or other hedging agreements (valued at the termination value thereof), (d) the outstanding shares of Prime Retail Series C Preferred, including all accrued and unpaid dividends thereon, (e) obligations under capitalized leases, (f) the obligation set forth on Schedule 1.1(F) to the extent unpaid, and (g) the deferred purchase price for real properties or Persons owning real properties (which, for the avoidance of doubt, shall not include any amounts required to be paid to exercise any real property purchase options), in each case, as of such date.  Notwithstanding the foregoing, (x) “Funded Indebtedness” shall not include any (i) obligations under operating leases, (ii) undrawn letters of credit, (iii) LIBOR breakage fees and (iv) obligations of a Group Company to any other Group Company and (y) solely for purposes of calculating the Aggregate Consideration Value, “Funded Indebtedness” shall not include any amount in respect of clause (f) above.

“Group Companies” means, collectively, the Company, Ewell, Mill Run and each of their respective Subsidiaries (but excluding Livermore, Prime Development, Grand Prairie, Prime Manager and each of their respective Subsidiaries).

“Net Working Capital” means, with respect to the Group Companies, net book value of those current assets of the Group Companies as of immediately prior to the Closing (without giving effect to the Contemplated Transactions) that are included in the line item categories of current assets specifically identified on Exhibit C, less the net book value of those current liabilities of the Group Companies as of immediately prior to the Closing (without giving effect to the Contemplated Transactions) that are included in the line item categories of current liabilities specifically identified on Exhibit C, in each case, without duplication, and as determined in a manner strictly consistent with the principles used in the preparation of the Financial Statements (the “Accounting Principles”); provided, that (a) Pre-Signing Allowances and Commissions shall be treated as current liabilities (without regard to whether they would constitute current liabilities in accordance with GAAP) and (b) Unpaid Post-Signing Allowances and Commissions shall not be treated as current liabilities (without regard to whether they would constitute current liabilities in accordance with GAAP).  Notwithstanding anything to the contrary contained herein, in no event shall “Net Working Capital” (including the determination of current assets and current liabilities) include any amounts to the extent included in the calculation of Closing Date Funded Indebtedness or Company Transaction Expenses.

“Pre-Signing Allowances and Commissions” means (a) any unpaid out-of-pocket payments under any lease or sublease executed prior to the date hereof by any Group Company (as lessor or sublessor, as applicable) and any tenant thereof that are required to be paid by the landlord thereunder to, or for the benefit of, the tenant thereunder which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, and moving allowances (but excluding free rent); and (b) all unpaid brokerage and leasing commissions and other similar payments payable to brokers or leasing agents (including third party brokers and leasing agents and brokers and leasing agents employed by or providing services to any Group Company or an Affiliate thereof) required to be paid by any Group Company, in each case with respect to any lease or sublease executed prior to the date hereof by any Group Company (including by reason of the exercise by a tenant under such a lease or sublease of any renewal option, extension option, expansion option, lease of additional space, right of first offer, right of first refusal or similar right or option or the lapse or waiver by a tenant under any lease or sublease executed by any Group Company prior to the date hereof of any right of cancellation in each case on or after the date hereof).

“Property Employees” means all current employees of Prime Manager (other than Management Employees) who provide individual services at a property of a Group Company, including those on short-term disability (and expected to not go on long-term disability) or short-term leave of absence, whether paid or unpaid, but not on a layoff or long-term disability.

“Severance, Employment and Shut-Down Costs” means any out-of-pocket costs or expenses (including reasonable legal expenses) reasonably incurred, or otherwise required to be paid by Parent REIT, Parent OP or any of their Affiliates (including any Group Company at or after the Closing), relating to or arising out of (i) the termination of the Corporate Office Lease after September 30, 2010 (provided, that Parent OP shall have  permitted the Representative at all times following the Closing to control any negotiations with the landlord(s) thereunder in respect of such termination and provided, further, that an amount equal to one- (1-) month of rent thereunder shall be subtracted from the amount of Severance, Employment and Shut-Down Costs) and (ii) any liability or obligation, whether arising before or after the Closing Date, relating to or arising out of (A) any Employee Benefit Plan or Employee Agreement, (B) any employee benefit, welfare or pension or other employment obligation, whether or not scheduled, of any Group Company or applicable to any Employee that arises or is accrued on or prior to the Closing, (C) the termination of an Employee at or prior to the Closing (including any change in control and/or severance payments) other than liabilities under WARN as described in the exception in Section 6.10(e) and (D) any legal action taken against Parent REIT, Parent OP or any of their Affiliates (including any Group Company), by any Employee described in the preceding clause (C); provided, however, that (x) claims arising out of any claim of employment discrimination relating to events prior to the Closing (other than arising out of or relating to the termination of any Employee as contemplated by Section 6.10) shall not be included in the calculation of Severance, Employment and Shut-Down Costs, (y) any costs or expenses included in the definition of Barceloneta Severance, Employment and Shut-Down Costs (as defined in the Barceloneta Contribution Agreement) which are also included in this definition of Severance, Employment and Shut-Down Costs shall not be included in the calculation of Barceloneta Severance, Employment and Shut-Down Costs and (z) any amounts payable by a Group Company or Parent Party to any Retained Property Employees that arise from and after the Closing Date shall not be included in the calculation of Severance Employment and Shut-Down Costs.

“Transaction Documents” means this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, the New Company Agreement, the LP Purchase Agreement, the Tax Matters Agreements, the Escrow Agreement, the Prime Manager Assignment Agreement and the Mill Run Letter Agreement.

(b)        Section 1.1 of the Contribution Agreement is hereby amended by adding the following defined terms:

“Amendment No. 3” means the Amendment No. 3 to this Agreement, dated as of August 30, 2010, by and among the Parent Parties, Lightstone Prime and the Company.

“Corporate Office Lease” means the lease set forth on Schedule 1.1(E).

“Paid Post-Signing Allowances and Commissions” means (a) any out-of-pocket payments made by or on behalf of any Group Company or Prime Manager prior to the Closing under any lease or sublease executed on or after the date hereof by any Group Company (as lessor or sublessor, as applicable) and any tenant thereof to, or for the benefit of, the tenant thereunder which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, and moving allowances (but excluding free rent); and (b) an amount equal to the brokerage and leasing commissions and other similar payments paid by or on behalf of any Group Company or Prime Manager prior to the Closing to brokers or leasing agents (including third party brokers and leasing agents and brokers and leasing agents employed by or providing services to any Group Company, Prime Manager or an Affiliate thereof), in each case with respect to any lease or sublease executed on or after the date hereof by any Group Company (including by reason of the exercise by a tenant under such a lease or sublease of any renewal option, extension option, expansion option, lease of additional space, right of first offer, right of first refusal or similar right or option or the lapse or waiver by a tenant under any lease or sublease executed by any Group Company on or after the date hereof of any right of cancellation in each case on or after the date hereof).  Notwithstanding the foregoing, in no event shall the amount of Paid Post-Signing Allowances and Commissions exceed $682,103.

“Prime Manager Assigned Assets” means the “Assets” and “Assigned Contracts”, each case as defined in the Prime Manager Assignment Agreement.

“Prime Manager Distribution” has the meaning set forth in Section 2.7.

“Prime Manager Transfer” has the meaning set forth in Section 2.7.

“Prime Manager Assignment Agreement” means the assignment and assumption agreement attached hereto in Exhibit H.

“Unpaid Post-Signing Allowances and Commissions” means (a) any unpaid out-of-pocket payments under any lease or sublease executed on or after the date hereof by any Group Company (as lessor or sublessor, as applicable) and any tenant thereof that are required to be paid by the landlord thereunder to, or for the benefit of, the tenant thereunder which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, and moving allowances (but excluding free rent); and (b) all unpaid brokerage and leasing commissions and other similar payments payable to brokers or leasing agents (including third party brokers and leasing agents and brokers and leasing agents employed by or providing services to any Group Company or an Affiliate thereof) required to be paid by any Group Company, in each case with respect to any lease or sublease executed on or after the date hereof by any Group Company (including by reason of the exercise by a tenant under such a lease or sublease of any renewal option, extension option, expansion option, lease of additional space, right of first offer, right of first refusal or similar right or option or the lapse or waiver by a tenant under any lease or sublease executed by any Group Company on or after the date hereof of any right of cancellation in each case on or after the date hereof).

(c)         Section 1.1 of the Contribution Agreement is hereby amended by deleting the defined terms “Post-Signing Allowances and Commissions”, “Retained Management Employee” and “Terminated Agreements”.

2.          Amendment to Section 2.3(b).  The sentence added at the end of Section 2.3(b) of the Contribution Agreement pursuant to Amendment No. 2 is hereby amended and restated as follows:

 “For the avoidance of doubt, except for the Prime Manager Assigned Assets and except as provided in the definition of “Paid Post-Signing Allowances and Commissions”, each of (i) the assets, liabilities and financial condition, including working capital and debt, of Livermore, Prime Development, Grand Prairie, St. Augustine, the St. Augustine Land, Prime Manager and any Subsidiaries of Livermore, Prime Development, Grand Prairie, St. Augustine and Prime Manager and (ii) the assets and liabilities of any Group Company related to or arising with respect to Livermore, Prime Development, Grand Prairie, St. Augustine, the St. Augustine Land, Prime Manager, any Subsidiaries of Livermore, Prime Development, Grand Prairie, St. Augustine, Prime Manager, the Grand Prairie Guarantee, the Prime Manager Transfer or any of the Entity Distributions, shall be excluded from the calculation of the Final Aggregate Consideration Value and the Estimated Aggregate Consideration Value and any component thereof, including the calculation of Net Working Capital, Net Working Capital Adjustment, and Funded Indebtedness. For further clarity, the Final Aggregate Consideration Value and the Estimated Aggregate Consideration Value and any component thereof, including the calculation of Net Working Capital, Net Working Capital Adjustment, and Funded Indebtedness, shall be calculated assuming that the contracts to be terminated pursuant to the Prime Manager Assignment Agreement shall not have been terminated but instead shall have been assigned to the Company immediately prior to Closing.”

3.           Amendment to Section 2.3(d).

Section 2.3(d)(i) of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

“As soon as practicable, but no later than 120 calendar days after the Closing Date, Parent OP shall prepare and deliver to the Representative (A) a proposed calculation of the Net Working Capital as of immediately prior to the Closing, (B) a proposed calculation of the amount of the Paid Post-Signing Allowances, (C) a proposed calculation of the amount of Closing Date Funded Indebtedness, (D) a proposed calculation of the amount of Company Transaction Expenses (including each of the components thereof), and (E) a proposed calculation of the Aggregate Consideration Value, and, in each case, the components thereof.  The proposed calculations described in the previous sentence shall collectively be referred to herein from time to time as the “Proposed Closing Date Calculations.””

Section 2.3(d)(ii) of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

“If the Representative does not give written notice of dispute (an “Aggregate Consideration Dispute Notice”) to Parent OP by 5:00 p.m. New York City time on the 30th calendar day following receipt of the Proposed Closing Date Calculations, the Representative (on behalf of the Contributors) and the Parent Parties agree that the Proposed Closing Date Calculations shall be deemed to set forth the final Net Working Capital, Paid Post-Signing Allowances and Commissions, Closing Date Funded Indebtedness, Company Transaction Expenses and Aggregate Consideration Value, in each case, for all purposes hereunder (including, without limitation, the determination of the Actual Adjustment).  If the Representative gives an Aggregate Consideration Dispute Notice to Parent OP (which Aggregate Consideration Dispute Notice must set forth, in reasonable detail, the items and amounts in dispute and all other items and amounts not so disputed shall be deemed final) within such 30-day period, Parent OP and the Representative shall use reasonable efforts to resolve the dispute during the 30-day period commencing on the date Parent OP receives the applicable Aggregate Consideration Dispute Notice from the Representative.  If the Representative and Parent OP do not agree upon a final resolution with respect to such disputed items within such 30-day period, then the remaining items in dispute shall be submitted immediately to PricewaterhouseCoopers or, if such firm is unable or unwilling to serve, to an independent nationally-recognized accounting firm mutually acceptable to Parent OP and the Representative (excluding their respective regularly used accounting firms) (such accounting firm, the “Accounting Firm”).  Parent OP and the Representative shall request the Accounting Firm to render a determination (which determination shall be made consistent with the terms of this Agreement for calculating the amount(s) in dispute) with respect to the applicable dispute within 45 days after referral of the matter to such Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor.  The determination made by the Accounting Firm with respect to each of the remaining disputed items (and only the remaining disputed items) shall not be greater than or less than the amounts proposed by the Representative and Parent OP, as the case may be, for each of such disputed items.  The terms of appointment and engagement of the Accounting Firm shall be as agreed upon between the Representative and Parent OP, and any associated engagement fees shall initially be borne by Parent OP; provided, that such fees shall ultimately be allocated in accordance with Section 2.3(d)(iii).  The Accounting Firm shall act as an arbitrator and not an expert and the determination of such Accounting Firm shall constitute an arbitral award and shall be conclusive and binding upon the Parent Parties, the Contributors and the Representative upon which a judgment may be rendered by a court having proper jurisdiction thereover.  Parent OP and the Representative shall jointly revise the Proposed Closing Date Calculations as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.3(d)(ii), and, as revised, such Proposed Closing Date Calculations shall be deemed to set forth the final Net Working Capital, Paid Post-Signing Allowances and Commissions, Closing Date Funded Indebtedness, Company Transaction Expenses and Aggregate Consideration Value, in each case, for all purposes hereunder (including, without limitation, the determination of the Actual Adjustment).  The procedures set forth in this Section 2.3 shall be the sole and exclusive remedy with respect to the determination of the Aggregate Consideration Value and any disputes with respect to any components thereof.”

4.          Amendment to Section 2.7.  Section 2.7 of the Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.7   Prime Manager Transfer; Distribution of Ownership Interests in Prime Manager, Livermore, Prime Development and Grand Prairie

Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Closing, (i) the Company and Prime Manager shall execute the Prime Manager Assignment Agreement and consummate the assignment, assumption and termination transactions contemplated thereby (collectively, the “Prime Manager Transfer”) and (ii)(a) immediately following the Prime Manager Transfer, the Company shall distribute pro rata to its members all of the ownership interests owned by the Company in Prime Manager (the “Prime Manager Distribution”), (b) the Company shall cause Prime Retail L.P. to distribute to the Company all of the ownership interests owned by Prime Retail L.P. in Livermore and the Company shall thereupon distribute pro rata to its members all such ownership interests in Livermore (the “Livermore Distribution”), (c) the Company shall distribute pro rata to its members all of the ownership interests owned by the Company in Prime Development (the “Prime Development Distribution”) and (d) the Company shall cause Prime Retail L.P. to distribute to the Company all of the ownership interests owned by Prime Retail L.P. in Grand Prairie and the Company shall thereupon distribute pro rata to its members all such ownership interests in Grand Prairie (the “Grand Prairie Distribution” and together with the Prime Manager Distribution, the Livermore Distribution and the Prime Development Distribution, the “Entity Distributions”), so that following the Closing, none of the Parent Parties and their Affiliates (including the Group Companies) shall have any direct or indirect ownership interest in Livermore, Prime Development, Grand Prairie or Prime Manager.  The amount of any sales, use, transfer, conveyance, recordation and filing fees, Taxes and assessments, including fees in connection with the recordation of instruments related to the Prime Manager Transfer and the Entity Distributions and other similar transaction Taxes however designated (but not including income, franchise or gains Taxes), that are properly levied by any Taxing Authority and are required by Law, applicable to, imposed upon or arising out of the distribution of the ownership interests as contemplated by this Section 2.7 shall be shared one-half by the Parent Parties and one-half by Lightstone Prime, LVP OP and Pro-DFJV.”

5.          Amendment to Section 3.21.  The paragraph added at the end of Section 3.21 of the Contribution Agreement pursuant to Amendment No 2 is hereby amended and restated to read as follows:

“Except as set forth in Section 3.23, notwithstanding anything to the contrary in this Agreement, the Company makes no representations or warranties, express or implied, with respect to St. Augustine, Livermore, Prime Development, Grand Prairie, Prime Manager, any of their respective Subsidiaries, the St. Augustine Land, any of St. Augustine’s, Livermore’s, Prime Development’s, Grand Prairie’s, Prime Manager’s or their respective Subsidiaries’ respective businesses, assets or liabilities, the Prime Manager Transfer or any of the Entity Distributions, to Parent REIT, Parent OP or Parent Sub and hereby disclaims all liability and responsibility for any such representation or warranty made, communicated, or furnished to Parent REIT, Parent OP or Parent Sub.”

6.          Amendment to Section 3.23.  Section 3.23 of the Contribution Agreement is hereby amended and restated to read as follows:

“The Company hereby represents and warrants to Parent OP that the entry into Amendment No. 2 and Amendment No. 3 does not and will not, except as set forth in the Company Schedules, including Schedule 3.23, and assuming the receipt of the Required Consents and repayment of the Floating Rate Debt at Closing,  (i) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration), or require any notice or consent under any of the terms, conditions or provisions of any Contract to which any Group Company is a party or by which it or any of their respective properties is bound or affected, (ii) conflict with or violate any Law or Order applicable to any Group Company or any of their respective properties or assets or (iii) except as expressly contemplated by this Agreement and the other Transaction Documents, result in the creation of any Lien upon any of the assets of any Group Company, the Company Membership Interests or any membership or other equity interest of any Group Company; provided, that no representation or warranty is being made in this Section 3.23 with respect to the Prime Manager Transfer, any of the Entity Distributions or any antitrust or competition Laws (or any Orders or Contracts related thereto) that may be applicable to the Contemplated Transactions, the Prime Manager Transfer or any of the Entity Distributions.”

7.          Amendment to Section 4.8.  The paragraph added at the end of Section 4.8 of the Contribution Agreement pursuant to Amendment No 2 is hereby amended and restated to read as follows:

“Except as set forth in Section 4.10, notwithstanding anything to the contrary in this Agreement, the Contributors make no representations or warranties, express or implied, with respect to St. Augustine, Livermore, Prime Development, Grand Prairie, Prime Manager, any of their respective Subsidiaries, the St. Augustine Land, any of St. Augustine’s, Livermore’s, Prime Development’s, Grand Prairie’s, Prime Manager’s or their respective Subsidiaries’ respective businesses, assets or liabilities, the Prime Manager Transfer or any of the Entity Distributions, to Parent REIT, Parent OP or Parent Sub and hereby disclaim all liability and responsibility for any such representation or warranty made, communicated, or furnished to Parent REIT, Parent OP or Parent Sub.”

8.          Amendment to Section 4.10.  Section 4.10 of the Contribution Agreement is hereby amended and restated to read as follows:

“Each Contributor hereby, severally, and not jointly or jointly and severally, represents and warrants to Parent OP that the entry into Amendment No. 2 and Amendment No. 3 does not and will not, except as set forth in Schedule 3.23, (i) conflict with or result in any breach of any provision of such Contributor’s Governing Documents, (ii) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation of any material agreement to which such Contributor is a party, or (iii) violate any Law or Order applicable to such Contributor, except in the case of clauses (ii) and (iii) above, for violations which would not prevent or materially impair or delay the ability of such Contributor to perform its respective obligations under this Agreement and provided, that no representation or warranty is being made in this Section 4.10 with respect to the Prime Manager Transfer, any of the Entity Distributions or any antitrust or competition Laws (or any Orders or Contracts related thereto) that may be applicable to the Contemplated Transactions, the Prime Manager Transfer or any of the Entity Distributions.”

9.          Amendment to Section 5.11.  The paragraph added at the end of Section 5.11 of the Contribution Agreement pursuant to Amendment No 2 is hereby amended and restated to read as follows:

“Except as set forth in Section 3.23 and Section 4.10, each of Parent REIT, Parent OP and Parent Sub hereby acknowledges and agrees that, (i) neither the Company nor any of the Contributors makes any representations or warranties, express or implied, with respect to St. Augustine, Livermore, Prime Development, Grand Prairie, Prime Manager any of their respective Subsidiaries, the St. Augustine Land, any of St. Augustine’s, Livermore’s, Prime Development’s, Grand Prairie’s, Prime Manager’s or their respective Subsidiaries’ respective businesses, assets or liabilities, the Prime Manager Transfer or any of the Entity Distributions and (ii) no representation, warranty or covenant of the Company or any Contributor in this Agreement or any other Transaction Document shall be deemed breached as a result of the execution, delivery and performance of Amendment No. 2 or Amendment No. 3, or the consummation of the Prime Manager Transfer or any of the Entity Distributions or transactions related thereto.  In furtherance of the foregoing, to the extent any representation, warranty or covenant (other than Section 2.7) of the Company (including in Section 3.4(a) and Section 3.4(b)) or any Contributor in any Transaction Document may apply to or otherwise include, by reference to a schedule or otherwise, any information or obligation regarding St. Augustine, Livermore, Prime Development, Grand Prairie, Prime Manager, any of their respective Subsidiaries, the St. Augustine Land, any of St. Augustine’s, Livermore’s, Prime Development’s, Grand Prairie’s, Prime Manager’s or their respective Subsidiaries’ respective businesses, assets or liabilities, the Prime Manager Transfer or any of the Entity Distributions, such representation, warranty or covenant shall be deemed modified to exclude any application thereof to St. Augustine, Livermore, Prime Development, Grand Prairie, Prime Manager, any of their respective Subsidiaries, the St. Augustine Land, any of St. Augustine’s, Livermore’s, Prime Development’s, Grand Prairie’s, Prime Manager’s or their respective Subsidiaries’ respective businesses, assets or liabilities, the Prime Manager Transfer and the Entity Distributions, and such representation, warranty or covenant, as so modified, shall not be deemed breached to the extent such exclusion of St. Augustine, Livermore, Prime Development, Grand Prairie, Prime Manager, any of their respective Subsidiaries, the St. Augustine Land, any of St. Augustine’s, Livermore’s, Prime Development’s, Grand Prairie’s, Prime Manager’s or their respective Subsidiaries’ respective businesses, assets or liabilities, the Prime Manager Transfer or any of the Entity Distributions would otherwise result in a breach thereof.”

10.        Amendment to Section 5.14.  Section 5.14 of the Contribution Agreement is hereby amended and restated to read as follows:

“Parent REIT, Parent OP and Parent Sub hereby jointly and severally represent and warrant to the Company and the Contributors that the entry into Amendment No. 2 and Amendment No. 3 does not and will not (i) conflict with or result in any breach of any provision of such Person’s Governing Documents, (ii) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation of any material agreement to which such Person is a party, or (iii) violate any Law or Order applicable to such Person, except in the case of clauses (ii) and (iii) above, for violations which would not prevent or materially impair or delay the ability of such Person to perform its respective obligations under this Agreement and provided, that no representation or warranty is being made with respect to any antitrust or competition Laws (or any Orders or Contracts related thereto) that may be applicable to the Contemplated Transactions.”

11.        Amendment to Section 6.10(a).  Section 6.10(a) is hereby amended and restated in its entirety as follows:

“(a)        Parent OP or a Subsidiary of Parent REIT or Parent OP shall offer employment, effective as of 9:00 a.m. on the Closing Date, to all of the Property Employees set forth on Schedule 6.10(a).  Those Property Employees who accept such offers are referred to herein as “Retained Property Employees.”  For one year after the Closing Date, Parent REIT and Parent OP shall, or shall cause their Subsidiaries to, provide each Retained Property Employee with a base salary or base wages and pension and health benefits (other than retention, sale, stay, special bonuses or other change of control payments or awards) that are, in the aggregate, either, at the option of Parent REIT and Parent OP, (A) no less favorable to each Retained Property Employee than the base salary or base wages and pension and health benefits provided to similarly situated employees of Parent REIT and Parent OP, or (B) no less favorable to each Retained Property Employee than the base salary or base wages and pension and health benefits provided to such Retained Property Employees immediately prior to the Closing, in either case to be determined for each Retained Property Employee in the sole discretion of Parent REIT and Parent OP.”

12.        Amendment to Section 6.10(b).  All references in Section 6.10(b) and Section 6.10(e) (as renumbered from Section 6.10(f) pursuant to Section 9 hereof) to “Retained Property Employee and Retained Management Employee” shall be amended to refer only to “Retained Property Employee.”

13.        Deletion of Section 6.10(e).  Section 6.10(e) is hereby deleted in its entirety, and Section 6.10(f) shall be renumbered Section 6.10(e) and all references to Section 6.10(f) shall be amended to refer to Section 6.10(e).

14.        New Section 6.18.  The following new Section 6.18 is hereby added to the Contribution Agreement:

“Section 6.18   Corporate Office Lease

From and after Closing, (a) the Parent Parties shall not (and shall cause their Affiliates and the Group Companies not to), without the prior written consent of the Representative, (i) after September 30, 2010, use or occupy any portion of the premises demised under the Corporate Office Lease, (ii) enter into any agreement or understanding (including any modification to the Corporate Office Lease) with the landlord(s) under the Corporate Office Lease, (iii) enter into any agreement or understanding with any Person other than the Representative to permit any Person to use or occupy all or any portion of the premises demised under the Corporate Office Lease, (b) the Parent Parties shall (and shall cause their Affiliates and the Group Companies to) use their reasonable best efforts to permit the Representative and its designees to (i) after September 30, 2010, use and occupy, without payment of any additional consideration, any and all of the premises demised under the Corporate Office Lease and (ii) direct and control any and all negotiations with the landlord(s) under the Corporate Office Lease; provided that none of the Parent Parties, their Affiliates or the Group Companies shall be obligated to pay any sums to, or incur any liability or obligation to, any third party in connection with this Section 6.18(b) and (c) upon termination or expiration of the obligations of the Parent Parties and their Affiliates (including the Group Companies) to pay rent under the Corporate Office Lease (including by reason of an assignment of all obligations under the Corporate Office Lease to the Representative or one of its designees), Parent OP shall distribute, or cause to be distributed, within ten (10) Business Days after such termination or expiration, out of the proceeds of additional borrowings pursuant to the Financing which have the benefit of the Member Guarantees, to the Representative (for further distribution to the Contributors), an amount equal to the excess, if any, of (x) any amount included in the calculation of the Estimated Aggregate Consideration Value or Final Aggregate Consideration Value, as the case may be, in respect of the Corporate Office Lease (including pursuant to clause (i) of the definition of Severance, Employment and Shut-Down Costs) over (y) the excess of (A) the amount of rent actually paid by the Parent Parties and their Affiliates (including the Group Companies) after Closing to the landlord(s) under the Corporate Office Lease over (B) an amount equal to the rent for the month of September, 2010 under the Corporate Office Lease; provided, however, that if (x) any amount required to be distributed by the Parent Parties to the Representative pursuant to this Section 6.18(c) is less than $100,000 and (y) the Final Aggregate Consideration Value has not been finally determined pursuant to Section 2.3(d) on the date such amount is required to be distributed pursuant to this Section 6.18(c), the Parent Parties shall have the right to delay making such required distribution until the third (3rd) Business Day after the Final Aggregate Consideration Value is finally determined pursuant to Section 2.3(d).”

15.        Amendment to Section 7.1.  Section 7.1 is hereby amended and restated in its entirety as follows:

“Section 7.1        [Intentionally Omitted.]”

16.        Amendment to Section 8.2(e).  Clause (iv) of Section 8.2(e) of the Contribution Agreement is hereby amended and restated to read as follows:

“(iv)     [Intentionally Omitted.]”

17.        Amendments to Company Schedules.  The Company Schedules are hereby amended as set forth in Exhibit A hereto.

18.        Amendments to Exhibits and Annexes.

(a)        Exhibit C (Net Working Capital Line Items) of the Contribution Agreement is hereby amended and restated in its entirety as set forth in Exhibit B hereto.

(b)        Exhibit H (Prime Manager Assignment Agreement) is hereby attached to the Contribution Agreement, which Exhibit H is set forth in Exhibit C hereto.

(c)        Annex D (Applicable Percentage Interest) of the Contribution Agreement is hereby amended and restated in its entirety as set forth in Exhibit D hereto.

(d)        Annex G (Escrow Unit Payment Percentage Interest) is hereby amended and restated in its entirety as set forth in Exhibit E hereto.

19.        No Other Amendments.  Except as otherwise expressly amended or modified hereby, all of the terms and conditions of the Contribution Agreement shall continue in full force and effect.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each similar reference in the Contribution Agreement shall refer to the Contribution Agreement as amended hereby.

20.        Entire Agreement; Assignment.

(a)        This Amendment, the Contribution Agreement (including Amendment No. 1 and Amendment No. 2 thereto), the Barceloneta Contribution Agreement and the other Transaction Documents contain the entire agreement of the parties hereto respecting the subject matter hereof and supersede all prior agreements among the parties hereto respecting the same.  The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter hereof exclusively in contract pursuant to the express terms and provisions of this Amendment, the Contribution Agreement (including Amendment No. 1 and Amendment No. 2 thereto), the Barceloneta Contribution Agreement and the other Transaction Documents and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Amendment, the Contribution Agreement (including Amendment No. 1 and Amendment No. 2 thereto), the Barceloneta Contribution Agreement or the other Transaction Documents.  Furthermore, the parties hereto each hereby acknowledges that this Amendment embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations; all parties to this Amendment specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of ordinary parties in an arm’s-length transaction.  The sole and exclusive remedies for any breach of the terms and provisions of this Amendment, the Contribution Agreement (including Amendment No. 1 and Amendment No. 2 thereto), the Barceloneta Contribution Agreement or the other Transaction Documents (including any representations and warranties set forth herein, the Contribution Agreement (including Amendment No. 1 and Amendment No. 2 thereto), the Barceloneta Contribution Agreement or the other Transaction Documents, made in connection herewith, the Contribution Agreement (including Amendment No. 1 and Amendment No. 2 thereto), the Barceloneta Contribution Agreement or the other Transaction Documents or as an inducement to enter into this Amendment, the Contribution Agreement (including Amendment No. 1 and Amendment No. 2 thereto), the Barceloneta Contribution Agreement or the other Transaction Documents) or any claim or cause of action otherwise arising out of or related to the Contemplated Transactions shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of the Contribution Agreement (including Amendment No. 1 and Amendment No. 2 thereto), the Barceloneta Contribution Agreement or the other Transaction Documents); and each party hereto hereby agrees that no party hereto shall have any remedies or cause of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Amendment, the Contribution Agreement (including Amendment No. 1 and Amendment No. 2 thereto), the Barceloneta Contribution Agreement or the other Transaction Documents.  Notwithstanding the foregoing, claims by any Parent Party against any Contributor, to the extent arising from the Fraud of such Contributor, shall not be prohibited by this Section 20.

(b)        This Amendment may not be assigned by any party (whether by operation of law or otherwise) without the prior written consent of Parent REIT, Parent OP, the Company and the Representative.  Any attempted assignment of this Amendment not in accordance with the terms of this Section 20 shall be void; provided, however, that so long as such assignment would not prevent or materially impair or delay the Closing of the Contemplated Transactions, Parent REIT, Parent OP or Parent Sub may assign this Amendment and any of their rights under this Amendment to one or more Affiliates of Parent REIT, Parent OP or Parent Sub; provided, that any such assignment shall not relieve Parent REIT, Parent OP or Parent Sub of any of their obligations hereunder.

21.        Governing Law.  This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment), shall be governed by the internal laws of the State of Delaware as applicable to agreements made and to be performed entirely within the State of Delaware, without regard to conflict of law principles or rules.

22.        Fees and Expenses.  Except as otherwise expressly set forth in this Amendment, the Contribution Agreement or Annex E thereof, whether or not the Closing is consummated, all fees and expenses incurred in connection with this Amendment, the Contribution Agreement and the Contemplated Transactions, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses.

23.        Construction; Interpretation.  The term “this Amendment” means this Amendment together with all schedules, exhibits and annexes hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.  No party, nor its respective counsel, shall be deemed the drafter of this Amendment for purposes of construing the provisions hereof, and all provisions of this Amendment shall be construed according to their fair meaning and not strictly for or against any party hereto.  Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein”, “hereto”, “hereof” and words of similar import refer to this Amendment as a whole, including, without limitation, the Schedules, exhibits and annexes, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Amendment; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

24.        Exhibits, Annexes and Schedules.  All exhibits, annexes and Schedules, or documents expressly incorporated into this Amendment, are hereby incorporated into this Amendment and are hereby made a part hereof as if set out in full in this Amendment.  The specification of any dollar amount in this Amendment or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Amendment.

25.        Severability.  If any term or other provision of this Amendment is invalid, illegal or unenforceable, all other provisions of this Amendment shall remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions (as amended hereby) is not affected in any manner materially adverse to any party.

26.        Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

27.        Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Amendment or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Amendment or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each party hereto hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties hereto may file a copy of this Amendment with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

28.        Jurisdiction and Venue.  Each of the parties hereto (i) submits to the exclusive jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding (whether in contract or tort) arising out of or relating to this Amendment, or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment), (ii) agrees that all such claims in respect of such action or proceeding shall be heard and determined in any such court and (iii) agrees not to bring any such action or proceeding in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other parties hereto with respect thereto.  Each of the parties hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 12.2 of the Contribution Agreement.  Nothing in this Section 28, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.  Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first written above.

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Name: Stephen E. Sterrett
Title: Executive Vice President and Chief Financial Officer

SIMON PROPERTY GROUP, L.P.
By:	Simon Property Group, Inc. a Delaware corporation
its General Partner

By:	/s/ Stephen E. Sterrett
Name: Stephen E. Sterrett
Title: Executive Vice President and Chief Financial Officer

MARCO CAPITAL ACQUISITION, LLC

By:	/s/ Stephen E. Sterrett
Name: Stephen E. Sterrett
Title: Executive Vice President and Chief Financial Officer

PRIME OUTLETS ACQUISITION COMPANY LLC

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

LIGHTSTONE PRIME, LLC
Solely in its capacity as the Representative

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

Signature Page to Amendment No. 3 to the Contribution Agreement

Exhibit A

A-1

Exhibit B

B-1

Exhibit C Addendum

B-2

Exhibit C

(See attached)

ASSIGNMENT, ASSUMPTION AND TERMINATION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND TERMINATION AGREEMENT, dated as of August 30, 2010 (this “Agreement”), by and between Prime Retail Property Management, LLC, a Delaware limited liability company (the “Assignor”), Prime Outlets Acquisition Company LLC, a Delaware limited liability company (the “Assignee”) and, solely for the purpose of Section 3 hereof, the subsidiaries of the Assignee set forth on the signature pages hereto.

RECITALS

WHEREAS, The Assignor, the Assignee and certain other parties have entered into a Contribution Agreement, dated at of December 8, 2009, as amended by Amendment No. 1, dated as of May 13, 2010, and Amendment No. 2, dated as of June 28, 2010, and Amendment No. 3, dated as of August 30, 2010 (as further amended from time to time, the “Contribution Agreement”).  This Agreement is being delivered in furtherance of Section 2.7 of the Contribution Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Contribution Agreement; and

WHEREAS, subject to the consummation of the transactions contemplated in the Contribution Agreement, the Assignor desires to assign, transfer, and deliver to the Assignee all of the Assets and the Assigned Contracts (each as defined below), and the Assignee desires to accept such assignment, transfer and delivery from the Assignor and agrees to assume the Assumed Liabilities (as defined below).

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and upon the terms and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

1.          Assignment and Assumption.  The parties hereto hereby agree that, effective as of immediately prior to the consummation of the transactions contemplated in the Contribution Agreement, (a) the Assignor hereby assigns, transfers and delivers to the Assignee, (i) all of the property and assets set forth in Section A of Schedule 1 hereto (collectively, the “Assets”) and (ii) all rights, benefits and interests of the Assignor under the Contracts set forth in Section B of Schedule 1 hereto (the “Assigned Contracts”) and (b) the Assignee hereby accepts the assignment, transfer and delivery of the Assets and the Assigned Contracts and assumes and agrees to promptly and fully pay when due, perform and discharge in accordance with their terms all obligations, liabilities and commitments of the Assignor under the Assigned Contracts, in each case whether arising prior to, on or after the Closing (collectively, the “Assumed Liabilities”).

2.          Retained Liabilities.  Notwithstanding anything to the contrary contained in this Agreement, Assignee shall not be deemed by virtue of the execution and delivery of this Agreement or as a result of the consummation of the transactions contemplated in the Contribution Agreement, to have assumed, or to have agreed to pay, perform or discharge, any liability or obligation of the Assignor other than the Assumed Liabilities (the “Retain Liabilities”).  For the avoidance of any doubt, the Retained Liabilities shall not include any liabilities under the Terminated Contracts (defined below).

3.          Termination.  The parties hereto hereby agree that, effective as of immediately prior to the consummation of the transactions contemplated in the Contribution Agreement, the Contracts set forth in Section C of Schedule 1 hereto (the “Terminated Contracts”) shall be terminated in full, and none of Assignor, the Group Companies, the Parent Parties, or any of their respective affiliates, as the case may be, shall have any further rights or obligations under the Terminated Contracts following the closing.  Each of the parties hereto expressly waives any requirement of or right to any prior notice or payments that may be contained in the Terminated Contracts.

4.          Closing.  The closing of the transactions contemplated in Section 1 hereof (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064 on the date of and immediately prior to the closing of the transactions contemplated by the Contribution Agreement.

5.          Further Assurances.  The Assignor agrees to take such actions and execute and deliver to the Assignee such further assignments or other transfer documents as the Assignee may reasonably request to effectively assign, transfer and convey, and to evidence such assignment, transfer and conveyance of, the Assets and the Assigned Contracts to the Assignee, in each case, at the sole cost and expense of the Assignee.  The Assignee agrees to take such actions and execute and deliver to the Assignor such further assumptions or other transfer documents as the Assignor may reasonably request to effectively assume, and to evidence such assumption of, the Assumed Liabilities by the Assignee, in each case, at the sole cost and expense of the Assignor.

6.          No Representations or Warranties.  Neither the Assignor nor the Assignee makes any representation or warranty under this Agreement with respect to the Assets or the Assigned Contracts.  Nothing contained in this Agreement shall release the Assignee from any of its obligations under the Contribution Agreement or in any way diminish or modify any of the representations, warranties, indemnities, covenants, agreements or in general, any of the obligations of such party set forth in the Contribution Agreement.

7.          Entire Agreement(i)    . This Agreement contains the entire agreement of the parties respecting the subject matter hereof and supersedes all prior agreements among the parties respecting the same.  The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting subject matter hereto exclusively in contract pursuant to the express terms and provisions of this Agreement.This Agreement may not be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties.  Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

8.          Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile, scanned pages or telex, or by registered or certified mail (postage prepaid, return receipt requested) as follows:

To the Assignor:

c/o The Lightstone Group
1985 Cedar Bridge Avenue
Lakewood, New Jersey 08701
Attention:           Joseph E. Teichman, Esq.
Facsimile:          732.612.1444

and, with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:           Jeffrey D. Marell, Esq.
  Robert B. Schumer, Esq.
Facsimile:          212.757.3990

To the Assignee:

c/o Simon Property Group, Inc
225 West Washington Street
Indianapolis, Indiana 46204
Attention:           James M. Barkley, Esq.
Facsimile:          317.685.7377

with a copy (which copy shall not constitute notice) to:

Fried, Frank, Harris, Shriver and Jacobson LLP
One New York Plaza
New York, New York 10004
Tel:                     212.859.8980
Attention:           Peter S. Golden, Esq.
  John E. Sorkin, Esq.
Facsimile:          212.859.4000

or to such other address as any party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9.          Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of Delaware as applicable to agreements made and to be performed entirely within the State of Delaware, without regard to conflict of law principles or rules.

10.        Fees and ExpensesExcept as otherwise expressly set forth in the Contribution Agreement, all fees and expenses incurred in connection with such transactions and this Agreement, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses.

11.        Construction; Interpretation.  The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party.  Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including, without limitation, the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

12.        Exhibits and Schedules.  All exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.  The inclusion of any specific item in any Schedule is not intended to imply that such item, is or is not material, and no party shall use the fact of the setting of such item in any dispute or controversy as to whether any item not described herein or included in a Schedule is or is not material for purposes of this Agreement.

13.        Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

14.        Severability.  If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect.

15.        Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

16.        Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each party hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

17.        Jurisdiction and Venue.  Each of the parties (i) submits to the exclusive jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding (whether in contract or tort) arising out of or relating to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), (ii) agrees that all such claims in respect of such action or proceeding shall be heard and determined in any such court and (iii) agrees not to bring any such action or proceeding in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Each party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 7.  Nothing in this Section 16, however, shall affect the right of any party to serve legal process in any other manner permitted by law.  Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

18.        Remedies.  Except as otherwise expressly provided in this Agreement or the Contribution Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity, and the exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

19.        Amendment and Waiver.

(a)        No failure or delay on the part of the parties in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
(b)        Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the parties from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the parties, and (ii) only in the specific instance and for the specific purpose for which made or given.

20.        Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:

PRIME RETAIL PROPERTY MANAGEMENT, LLC

By:
Name:
Title:

ASSIGNEE:

PRIME OUTLETS ACQUISITION COMPANY LLC

By:
Name:
Title:

Acknowledged and Accepted:

▪	BIRCH RUN OUTLETS II, LLC

▪	CALHOUN OUTLETS, LLC

▪	CORAL ISLE FACTORY SHOPS LP

▪	FLORIDA KEYS FACTORY SHOPS LP

▪	GAFFNEY OUTLETS, LLC

▪	GROVE CITY FACTORY SHOPS LP

▪	GULF COAST FACTORY SHOPS LP

▪	GULFPORT FACTORY SHOPS LP

▪	HUNTLEY FACTORY SHOPS LP

▪	LEE OUTLETS, LLC

▪	OHIO FACTORY SHOPS PARTNERSHIP

▪	ORLANDO DESIGN CENTER, LLC

▪	ORLANDO OUTLET OWNER, LLC

▪	OUTLET VILLAGE OF HAGERSTOWN LP

▪	PRIME OUTLETS AT PISMO BEACH, LLC

▪	PRIME OUTLETS AT PLEASANT PRAIRIE, LLC

▪	PRIME OUTLETS AT PLEASANT PRAIRIE II, LLC

▪	PRIME OUTLETS AT SAN MARCOS II LP

▪	SAN MARCOS FACTORY STORES, LTD

▪	SECOND HORIZON GROUP LP

▪	THE PRIME OUTLETS AT LEBANON LP

▪	WILLIAMSBURG MAZEL, LLC

▪	WILLIAMSBURG OUTLETS, LLC

By:
Name:
Title:

Schedule 1

Exhibit D

“Annex D

Applicable Percentage Interests – Base

Entity	Percentage Interest

Lightstone Prime LLC	41.170%
Pro-DFJV Holdings LLC	14.755
BRM, LLC	16.448
Lightstone Value Plus REIT LP	26.144
Lightstone Holdings	1.483

Total Percentage Interests	100.000	%”

D-1

Exhibit D

“Annex G

Escrow Unit Payment Percentage Interest

Entity	Percentage Interest

Lightstone Prime LLC	44.086%
Pro-DFJV Holdings LLC	13.472
BRM, LLC	17.035
Lightstone Value Plus REIT LP	23.871
Lightstone Holdings	1.536

Total Percentage Interests	100.000	%”

E-1